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                          ILLINOIS POWER COMPANY
                            500 S. 27th Street
                            Decatur, IL   62525


                                                             January 14, 1994


By Electronic Submission

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Illinois Power Company

Dear Sir or Madam:

On behalf of Illinois Power Company, an Illinois corporation (the "Company"), transmitted herewith for filing pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, and Regulation S-T, are soliciting materials relating to the definitive Prospectus and Proxy Statement filed as part of the Registration Statement on Form S-4 (Reg. No. 33-51053) of IP Holding Company with respect to a special meeting of stockholders of the Company to be held on February 9, 1994. Such materials are anticipated to be sent or given to stockholders no sooner than the date hereof. No additional fee is required in connection with this filing because a fee was paid upon filing of the preliminary proxy materials.

One copy of a conforming paper format version of the materials, legended as required, will be submitted to the Securities and Exchange Commission at the address indicated below in accordance with Item 901(d) of Regulation S-T. In addition, in accordance with Rule 14a-6 conforming paper format versions of the attached materials will be filed with each national securities exchange upon which any class of securities of Illinois Power is listed and registered.

We appreciate your attention to this filing. Please call the undersigned at (217/424-6850), or Gary J. Kocher, Sidley & Austin, (312)853-6095, if you have any questions.

                                   Very truly yours,
                              /s/  Leah Manning Stetzner
                                   Leah Manning Stetzner

Enclosures
cc:  OFICS Filer Support
          SEC Operations Center
          6432 General Green Way
          Alexandria, Virginia 22312-2413
          New York Stock Exchange, Inc. (5 copies)
          Chicago Stock Exchange (3 copies)

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                                   January 14, 1994





     To:  Decatur Headquarters and Clinton Department Heads,
          Area Managers, Fossil Station Managers and District Managers

            Employee Communication on Proposed Holding Company

          Our communication plan for employees leading to the special stockholders meeting Feb. 9 includes:

               Briefing materials you can use to discuss the proposal with your employees,

               Grapevine articles explaining the proposed restructuring,

               An employee bulletin on Feb. 9 giving a synopsis of the stockholders meeting and results of the vote, and

               Videotape of the Feb. 9 meeting that you may show your employees.

          We are providing several reference materials for your use in discussions with employees. Attached are talking points summarizing basic information from the proxy, a proxy statement, and proposed Grapevine articles.




                                   Jesse W. Price


     cc:  all officers

     attachments (3)

        3                            Talking Points on
                  Illinois Power's Proposed Restructuring


WHAT   IP's directors have proposed restructuring the corporation. The change would:

          Form a holding company.

          Make Illinois Power   the current electric and gas utility   a
     subsidiary of the holding company.

          Eventually make IP Group a subsidiary of the holding company, independent of the regulated utility.


WHY   IP's directors believe the holding company system would be in the best interest of shareholders. It would:

          Let IP Group and other future subsidiaries operate outside ICC regulation, so they can take advantage of competitive opportunities without delay.

          Make subsidiaries accountable as separate business activities.

          Protect the utility business and its customers from business risks of the non-regulated companies.

          Give system employees additional expertise in energy-related businesses.


WHEN   The restructuring would be effective upon approval of shareholders and the necessary regulatory bodies.

          Stockholders vote Feb. 9, 1994; proxies can be returned anytime before the special Feb. 9 meeting.

          Two-thirds of stockholders must approve.

          Applications for approval have been filed with
          +    Securities and Exchange Commission (SEC) under the     Public
          Utility Holding Company Act
          +    Federal Energy Regulatory Commission (FERC)
          +    Nuclear Regulatory Commission (NRC).

          The SEC and FERC are expected to act on IP's request by the end of March. NRC action could come as early as the end of January.

          Illinois Commerce Commission approval is not required.

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Talking Points
page 2


HOW   If the new structure is approved:

          Shares of common stock in Illinois Power would become common shares in the holding company. Owners of IP common stock would automatically own the same number of shares in the holding company.

          Illinois Power preferred stock would continue to be preferred shares of the Illinois Power utility.

          Directors of IP would become directors of the holding company. When the restructuring takes effect, they would serve as directors of both companies.

GRAPEVINE
January 20, 1994
HOLDING.GRP

HEADLINE: x

CALLOUT:  x

ART:      x

CAPTION:  x


     Illinois Power's directors have proposed restructuring the corporation into a holding company under which IP affiliates could for the first time operate without ICC regulation, allowing them to compete on an even footing with other businesses to provide unregulated energy and other services and products.
     If approved, the holding company would own both Illinois Power and IP Group, Inc., which is presently a subsidiary of Illinois Power.
     IP Group would then be independent of the regulated utility, free to make decisions based on business risks -- not because of ICC rules.
     IP's board of directors would become directors of the holding company as well. After the restructuring takes effect, they would serve as directors of both companies.
     The holding company has two employees, each of whom serves Illinois Power in similar capacities. Larry D. Haab is the holding company's chairman, president and chief executive officer, and Leah Manning Stetzner is secretary and treasurer. The holding company may also provide some stock registration services.
     For customers, the change should be transparent: Illinois

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Power will continue to concentrate on its responsibility as a public utility
- -- serving customers.
     The proxy statement recently mailed to all shareholders explained several advantages of the restructuring. It would enable IP Group to act quickly without waiting for approval from regulators, make the subsidiary accountable as a separate business, and protect the utility business and its customers from risks of the non-regulated part of the business.
     Potential benefits of the restructuring are explained in greater detail on pages 11-12 of the proxy statement.
     Two-thirds of stockholders must approve the restructuring. Stockholders will vote in a special meeting at IP headquarters on Feb. 9. Shareholders who will not attend the meeting can vote by proxy. Cards can be returned any time before the Feb. 9 meeting.
     Shareholders who do not approve of the transaction have the right to obtain the fair value of their shares if the restructuring is completed. To maintain this prerogative, dissenting shareholders must express their opposition in writing before the vote and must not vote their shares in favor of the proposal.
     Rights of dissenting shareholders are explained on pages 16-17 of the proxy statement.
     In addition to consent of shareholders, the proposal must gain approval from three regulatory agencies. Applications were filed in November with the Securities and Exchange Commission (SEC) under the Public Utility Holding Company Act, the Federal Energy Regulatory Commission (FERC) and the Nuclear Regulatory Commission (NRC).


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     The SEC and FERC are expected to act on IP's request by the end of
March. NRC action could come as soon as late January.
     The restructuring does not require approval from the Illinois Commerce Commission.
     However, the ICC has endorsed the concept of a holding company structure. In its November 1993 ruling approving IP's investment in IP Group, the commission said IP should proceed promptly with forming a holding company and put IP Group under it within two years.
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sidebar: address stock ownership questions
     Upon learning of the proposed formation of a holding company, most shareholders are apt to ask an obvious question: "What will I need to do about my IP stock?"
     The answer is equally straightforward: "Nothing."
     If the new structure is approved, shares of common stock in Illinois Power would become common shares in the holding company. Thus, if you own IP common stock as most employees do, you would automatically own the same number of shares in the holding company.
     Illinois Power preferred stock would continue to be preferred shares of the Illinois Power utility, which will be a subsidiary of the holding company.

     Stock plans under which employees purchase or are given shares of IP stock would instead provide shares of holding company stock. Plans include the employee stock ownership and dividend reinvestment plans, 401(k), and the incentive compensation plan.
     The holding company would initially expect to pay quarterly dividends at the rate most recently paid on IP stock, and on approximately the same schedule.
     The holding company will apply to have its common stock listed on the New York and Chicago stock exchanges. New listings would begin when the merger takes effect.
                                    -0-